                     GRUBB & ELLIS COMPANY AND SUBSIDIARIES
                    EXHIBIT (11) STATEMENT RE COMPUTATION OF
                         PER SHARE EARNINGS - FORM 10-Q
                           for the three months ended
                             March 31, 1995 and 1994
                                   (unaudited)
             (in thousands, except for shares and per share amounts)


                                                          Three Months
                                                        Ended March 31,
                                              --------------------------------
                                               1995                     1994
                                              ------                   -------
Primary loss per share
  applicable to Common Stock:

  Weighted average common
    shares outstanding                      8,797,377                 4,062,136
                                            ---------                 ---------
                                            ---------                 ---------


  Net loss                                 $   (3,911)                $  (4,747)

  Dividends in arrears and accretion
    of liquidation preference on
    Preferred Stock                              (701)                     (638)
                                            ---------                ----------

Net loss applicable to
    Common Stockholders                    $   (4,612)                 $ (5,385)
                                            ---------                 ---------
                                            ---------                 ---------

  Net loss per common share
    and equivalents applicable
    to Common Stock                         $    (.52)                $   (1.33)
                                            ---------                 ---------
                                            ---------                 ---------



Fully-diluted loss per share
    applicable to Common Stock:

  Weighted average common
    shares outstanding                      8,797,377                 4,062,136
                                            ---------                 ---------
                                            ---------                 ---------


  Net loss                                 $   (4,612)                 $ (5,385)
                                            ---------                 ---------
                                            ---------                 ---------

  Net loss per common share
    and equivalents applicable
    to Common Stock                        $    (.52)                 $   (1.33)
                                           ---------                  ---------
                                           ---------                  ---------




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